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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

T & W Financial Corporation and Affiliates
Tacoma, Washington

        We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated March 7, 1997, relating to the combined financial statements of T & W Financial Corporation and Affiliates, included in T & W Financial Corporation's Prospectus dated November 4, 1997.

        We also consent to the reference to us under the captions "Selected Combined Financial and Operating Data" and "Experts" in the Prospectus.


                                                   /s/ BDO SEIDMAN, LLP
                                                   -----------------------------
                                                   BDO SEIDMAN, LLP


Seattle, Washington
November 20, 1997


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